SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

DATE OF REPORT: August 27, 2003
(Date of earliest event reported)

ADVANCED VIRAL RESEARCH CORP.

(Exact name of registrant as specified in its charter)

Delaware	33-2262-A	59-2646820

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Corporate Boulevard South, Yonkers, New York 10701 (914) 376-7383

(Address and telephone number of Registrant’s principal executive offices)

(Registrant’s former name and address)

ITEM 5. OTHER EVENTS

     On August 27, 2003, Dr. Shalom Z. Hirschman stepped down from his positions as CEO, President, Chief Scientific Officer and a member of the Board of Directors of the Registrant and assumed the role of Chief Scientist upon terms and conditions set forth in the Third Amended and Restated Employment Agreement dated August 27, 2003 included in this Current Report on Form 8-K as Exhibit 10.1. The Registrant appointed Eli Wilner, the Chairman of the Board of Directors, as interim CEO and commenced a search for a CEO.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

10.1	Third Amended and Restated Employment Agreement dated August 27, 2003 between Advanced Viral Research Corp. and Shalom Z. Hirschman, M.D.

99.1	Press Release of the Registrant dated August 28, 2003.

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SIGNATURES

     Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED VIRAL RESEARCH CORP. (Registrant)

Date: August 27, 2003	By: /s/ Eli Wilner

Eli Wilner Chief Executive Officer

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